Electronic Articles of Incorporation
For

P16000003412
FILED
January 08, 2016
Sec. Of State
tscott

LEGION CAPITAL CORPORATION

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

LEGION CAPITAL CORPORATION

Article II

The principal place of business address:

301 E PINE ST
850
ORLANDO, FL. 32801

The mailing address of the corporation is:

301 E PINE ST
850
ORLANDO, FL. 32801

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

100,000,000

Article V

The name and Florida street address of the registered agent is:

JAMES S BYRD
301 E PINE ST
850
ORLANDO, FL. 32801

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: JAMES S BYRD

P16000003412
FILED
January 08, 2016
Sec. Of State
tscott

Article VI

The name and address of the incorporator is:

JAMES BYRD
301 E PINE ST
850
ORLANDO FL 32801

Electronic Signature of Incorporator: JAMES BYRD

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P
DOUGLAS S HACKETT
301 E PINE ST STE 850
ORLANDO, FL. 32801

Title: S,T
JAMES S BYRD
301 E PINE ST STE 850
ORLANDO, FL. 32801